UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   January 18, 2007

Kenexa Corporation

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On January 18, 2007, Kenexa Corporation (the “Company”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, as representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to the public offering of up to 4,312,500 shares (including 562,500 shares to be offered pursuant to an over-allotment option) of the Company’s common stock, par value $0.01 per share (the “Shares”).  The Shares are being sold to the public at a price of $31.86 per share and the Underwriters have agreed to purchase the Shares from the Company at $30.40 per share.  The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-137662) initially filed with the Securities and Exchange Commission on September 29, 2006, a preliminary prospectus supplement relating to the Shares dated January 10, 2007, and a final prospectus supplement relating to the Shares dated January 18, 2007.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
1.1	Underwriting Agreement dated January 18, 2007
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated January 18, 2007
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 above)